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                                RULE 438 CONSENT

     In accordance with Rule 438 under the Securities Act of 1993, as amended, the undersigned hereby consents to being named as a prospective director of Glacier Bancorp, Inc. ("Glacier") in the Registration Statement of Form S-4 filed by glacier with the Securities and Exchanges Commission on July 2, 1998.

/s/ Fred J. Flanders
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Fred J. Flanders

July 1, 1998